March 2, 2009

Re:	Amendment to Employment Agreement

Mr. David Bassin
359 Christopher Drive
Princeton, NJ 08540

Dear Dave:

This letter confirms our agreement and shall serve to amend the January 1, 2003 Employment Agreement between you and the Company in accordance with the following.

Compensation:  Effective January 1, 2009, the Company shall pay the Executive a base salary at an annual rate of $ 360,000 payable at such times and in accordance with the Company's customary payroll practices as they may be adopted or modified from time to time.

Continuing Effectiveness of Employment Agreement  Except as modified herein, the Employment Agreement dated January 1, 2003 shall remain in full force and effect in accordance with their respective terms.

If the foregoing is satisfactory, please so indicate by signing and returning to me the enclosed copy of this Letter Agreement where upon this will constitute the agreement of the parties with respect to the subject matter referenced herein.

Very truly yours,

/s/ Blane Walter

Blane Walter

Accepted and agreed to by:______________________                                                                                                                     Dated:________________
David Bassin